[LETTERHEAD OF FRANKLIN RESOURCES, INC.]


September 29, 1998


Goldman Sachs & Co.
85 Broad Street
New York, New York  10004

MBIA Insurance Corporation
113 King Street
Armonk, New York  10504

                  Re:  Franklin Auto Trust 1998-1

Ladies and Gentlemen:

         The undersigned is in-house counsel for Franklin Resources, Inc. ("Resources"), a Delaware corporation, Franklin Capital Corporation, a Utah corporation ("FCC") that formed and is the managing member of Franklin Receivables LLC, a Delaware limited liability company ("LLC"), and FCC Receivables Corp. ("FRC"), a Delaware corporation, which is a member of LLC. Resources, FCC, LLC and FRC are referred to in this letter individually as a "Franklin Company" and collectively as the "Franklin Companies".

         The undersigned has acted in the capacity of in-house counsel for the Franklin Companies in connection with:

(i) the sale and assignment of a pool of certain motor vehicle retail installment sales contracts secured by new and used automobiles and light duty trucks (the "Receivables") by FCC to LLC pursuant to a Purchase Agreement dated as of September 1, 1998 (the "Purchase Agreement") between FCC and LLC;

(ii) the purchase by Goldman, Sachs & Co. as underwriter (the "Underwriter") of the Class A-1 Notes and Class A-2 Notes (collectively, the "Notes") to be issued by the trust (the "Franklin Auto Trust 1998-1" orthe "Trust") created pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement") dated as of September 1, 1998 by LLC as trustor and Bankers Trust (Delaware) as trustee (the "Owner Trustee") to LLC in payment for the Receivables which will be transferred by LLC to the Owner Trustee for the Trust pursuant to a Sale and Servicing Agreement dated as of September 1, 1998 (the "Sale and Servicing Agreement") among Resources, FCC, LLC, the Owner Trustee and the Trust, and the Chase Manhattan Bank, as the indenture trustee and indenture collateral agent; and

(iii)     the following agreements and undertakings:

           (A) A letter agreement dated as of September 24, 1998 to be executed by Resources in favor of the Underwriter by which Resources undertakes to guarantee certain obligations of FCC, FCR and LLC in connection with an underwriting agreement dated as of September 24 , 1998 among the Underwriter, FFC, LLC and FRC;


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           (B) An Insurance and Reimbursement Agreement dated as of
               September 29 , 1998 and a Spread Account and Payment agreement dated as of September 1 , 1998, in each case, among Resources, FCC, LLC, Chase Manhattan Bank and MBIA Insurance Corporation;.

           (C) An Indemnification Agreement among Resources, LLC, MBIA Insurance Corporation and the Underwriter dated September 29, 1998;

           (D) A Servicer Deposit Support Agreement executed by Resources as of September 29, 1998 in favor of Chase Manhattan Bank, in its capacity as Trustee (the "Trustee") under Indenture dated as of September 1, 1998 between the Franklin Auto Trust 1998-1 and the Trustee;

           (E) A Premium Side Letter Agreement dated as of September 29, 1998 among MBIA Insurance Corporation, FRI and LLC.

The Receivables sold by FCC to LLC under the Purchase Agreement and transferred by LLC (in such capacity, the "Seller") to the Owner Trustee for the Trust will continue to be serviced by FCC (in such capacity, the "Servicer"). Each of the agreements identified above and entered into by, as applicable, Resources, FCC, FRC and/or LLC in connection with the sale by the Seller of the Notes to the Underwriter, shall be referred to in this letter collectively as the "Franklin Auto Trust Agreements" and the transactions described therein shall be referred to as the "Franklin Auto Trust Transaction".

         The terms used in this opinion which are defined in any of the Franklin Auto Trust Agreements shall have the same definitions when used herein, unless otherwise defined herein.

         The undersigned has obtained and relied upon such certificates of public officials and other documents as the undersigned has deemed it necessary to require as a basis for the opinions hereinafter expressed.


         The undersigned has investigated such questions of law for the purpose of rendering this opinion as the undersigned has deemed necessary. In addition, the undersigned expresses no opinion with respect to state or federal securities or "blue sky" laws or state or federal antifraud laws.

         In the undersigned's capacity as in-house counsel to the Franklin Companies, the undersigned is familiar with all relevant corporate or other agreements, documents and affairs of the Franklin Companies. Based on a review of those documents, and other investigations deemed appropriate, the undersigned is of the following opinion:

(i) Each of Resources and FRC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full corporate power and authority to own its properties and conduct its business as described in the registration statement filed in connection with the Franklin Auto Trust Transaction (the "Registration Statement"), and each is duly qualified to transact business and is in good standing in each jurisdiction in which its failure to qualify would have a material adverse effect upon the business or the ownership of its property.

(ii) Each Franklin Auto Trust Agreement to which Resources, LLC and/or FRC is a party has been duly authorized, executed and delivered by that Franklin Company


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September 29, 1998
Page 3


(iii) The execution, delivery and performance of the Franklin Auto Trust Agreements to which Resources and/or FRC is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of of Resources or FRC, pursuant to the terms of each company's Certificate of Incorporation or the Articles of Incorporation, as the case may be, or its By-Laws, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over Resources and/or FRC or any of their properties or any material agreement or instrument to which either Resources and/or FRC is a party or by which either Resources or FRC of any of their properties are bound.

(iv) To the best of the undersigned's knowledge, there are no legal or governmental proceedings pending to which any Franklin Company is a party or of which any property of a Franklin Company is the subject, and no such proceedings are known to the undersigned to be threatened or contemplated by governmental authorities or threatened by others (i) asserting the invalidity of all or any part of the Franklin Auto Trust Agreements or (ii) that could materially adversely affect the ability of FCC, LLC or Resources to perform their obligations under any of the Franklin Auto Trust Agreements to which any is a party.


(v) The FCC has full corporate power and authority to sell and assign the property to be sold and assigned to the Seller pursuant to the Purchase Agreement and has duly authorized such sale and assignment to the Seller by all necessary corporate action.

(vi) The undersigned is familiar with FCC's standard operating procedures relating to FCC's acquisition of a perfected first priority security interest in the motor vehicles financed by the retail installment sale contracts purchased by FCC in the ordinary course of FCC's business and relating to the sale by FCC to Seller of such contracts and such security interests in the Financed Vehicles. Assuming that FCC's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the FCC has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), FCC has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.

(vii) FCC has all necessary licenses required by law in connection with performance as Servicer pursuant to the Sale and Servicing Agreement

(viii) Immediately prior to the transfer of certain of the Receivables by FCC pursuant to the Purchase Agreement, FCC was the sole owner of all right, title and interest in the Receivables and the other property transferred by it to the Seller. Immediately prior to the transfer of certain of the Receivables by the Seller pursuant to the Sale and Servicing Agreement, the Seller was the sole owner of all right, title and interest in the Receivables and the other property transferred by it to the Trust.

(ix) To the best of the undersigned's knowledge, there are no material legal or governmental proceedings pending or threatened against FCC, FRC or Resources other than those disclosed in the registration statement filed with the Securities and Exchange Commission on June 15, 1998, as amended (the "Registration Statement") pursuant to the Securities Act of 1933, as the amended (the "Act"), or the rules or regulations thereunder, which Registration Statement became effective under the Act as of September 18, 1998.


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Page 4



         The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, excepting, however, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., which companies may rely on this opinion as if it had been addressed to each of them. You may not furnish this letter or any copies of this letter to a third party or permit this letter or any copy of this letter to be filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.


                                            Very truly yours,

                                            /s/ Daniel L. Carr

                                            Daniel L. Carr
                                            Senior Corporate Counsel